Exhibit 10.3

SECURITY AGREEMENT

SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of December 21, 2004, among CELL THERAPEUTICS, INC., a Washington corporation (the “Debtor”), POLARX BIOPHARMACEUTICALS, INC., a Delaware corporation and wholly-owned subsidiary of the Debtor (the “Subsidiary Guarantor” and, together with the Debtor, the “Grantors”), and PHARMABIO DEVELOPMENT INC., a North Carolina corporation (the “Secured Party”).

R E C I T A L S

A. The Debtor, the Subsidiary Guarantor, and the Secured Party have, in connection with the execution and delivery of this Agreement, entered into the Financing Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”).

B. Pursuant to the Guaranty Agreement, dated as of the date hereof (the “Guaranty Agreement”), by and between the Subsidiary Guarantor and the Secured Party, the Subsidiary Guarantor has, among other things, unconditionally guarantied certain obligations of the Debtor under the Financing Agreement.

C. The Debtor and Subsidiary Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Financing Agreement and are, therefore, willing to enter into this Agreement.

D. Each Grantor is or, as to Collateral (as defined in the Financing Agreement) acquired by such Grantor after the date hereof, will be the legal or beneficial owner of the Collateral pledged by it hereunder.

E. This Agreement is given by each Grantor for the benefit of the Secured Party to secure the payment and performance of all of the Obligations (as hereinafter defined).

NOW THEREFORE, in consideration of the foregoing and other benefits accruing to each Grantor, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definition of Certain Terms Used Herein. Capitalized terms used in this Agreement and not otherwise defined have the meanings given to them in the Financing Agreement and such terms and meanings shall be incorporated by reference herein from the Financing Agreement. As used herein, the following terms shall have the following meanings:

“Financing Agreement” shall have the meaning assigned to such term in the Recitals of this Agreement.

“Obligations” shall mean any and all obligations (whether or not constituting future advances, obligatory or otherwise) of the Grantors to the Secured Party from time to time arising under or in respect of the Transaction Documents (including, without limitation, the obligations to pay any and all amounts, royalties, indemnities and other payments related to or in respect of the obligations contained in the Transaction Documents), in each case whether (i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise, (iii) for payment or performance or (iv) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Grantor or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

“Operative Agreement” shall mean in the case of any corporation, any charter or certificate of incorporation and by-laws thereof.

“Party” means any Grantor and the Secured Party.

“Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including, without limitation, any and all laws, rules, regulations, or similar statutes or case law.

“Security Interest” shall have the meaning assigned to such term in Section 2.01(a).

“UK Subsidiary” means Cell Therapeutics (UK) Limited, a company formed under the laws of the United Kingdom.

SECTION 1.02. Rules of Construction. The rules of interpretation specified in Section 10.11 of the Financing Agreement shall be applicable to this Agreement.

SECTION 1.03. Resolution of Drafting Ambiguities Each Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Secured Party) shall not be employed in the interpretation hereof.

ARTICLE II

Security Interest

SECTION 2.01. Security Interest. (a) As security for the punctual and complete payment and performance in full of the Obligations, each Grantor hereby grants to the Secured Party a security interest of first priority in and lien on, and pledges and hypothecates, all of such Grantor’s right, title and interest in, to and under the Collateral. The security interest granted hereunder to secure the Obligations is referred to herein as the “Security Interest”.

(b) Without limiting the foregoing, the Secured Party is hereby authorized to file one or more financing statements, continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country within the Territory) or other documents for the purpose of perfecting or continuing the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Secured Party as secured party, or otherwise describing the transactions contemplated by this Agreement; provided, that, so long as no Event of Default has occurred and is continuing, the Secured Party shall provide copies of all such documents to the Debtor a reasonable time in advance of any such filing (and, in the event that an Event of Default shall have occurred and be continuing, such copy shall be provided to the Debtor substantially concurrently with the filing thereof); provided, further, that the failure by the Secured Party to provide such copies shall not affect the validity of any such filing.

(c) (i) The Debtor shall deliver to the Secured Party certificates which represent all the Pledged Securities. All certificates delivered pursuant to this Section 2.01(c) shall be accompanied by stock powers duly executed in blank. In the event that it is not practicable for the Debtor to deliver such certificates on the date of this Agreement, the Debtor shall deliver such certificates as soon as practicable but in no event later than (i) with respect to the Pledged Securities of the Subsidiary Grantor, January 7, 2005 and (ii) with respect to the Pledged Securities of UK Subsidiary, January 14, 2005.

(ii) Prior to the occurrence of an Event of Default:

(1) all dividends and other amounts due as a result of record ownership of the Pledged Securities shall be paid to the Debtor; and

(2) to the extent permitted by applicable law, the Debtor shall have the right to vote the Pledged Securities.

(iii) While an Event of Default has occurred and is continuing, in addition to the remedies set forth in Article V:

(1) all dividends paid on such Pledged Securities, regardless of when such dividends were declared, and all distributions from such Pledged Securities shall form part of the Collateral and, if received by the Debtor, shall be paid to the Secured Party; and

(2) the Secured Party shall be entitled to vote or not to vote such Pledged Securities received by the Secured Party as the Secured Party sees fit.

(iv) In the event that, during the term of this Agreement, the Debtor acquires additional capital stock of the Subsidiary Guarantor or of the UK Subsidiary, or any stock split, share dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Subsidiary Guarantor or of the UK Subsidiary, subject to the limitations set forth in the definition of Collateral, all new, substituted and additional shares, or other securities, acquired, or issued in connection with the Pledged Securities by reason of such change, shall be delivered to and held by the Secured Party, together with stock powers duly executed in blank, under the terms of this Agreement in the same manner as the Pledged Securities originally pledged hereunder, all of which shall be deemed to be Pledged Securities as defined in this Agreement.

SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE III

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Secured Party that:

SECTION 3.01. Title and Authority. (a) Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Secured Party the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained. Schedule I, attached hereto and made a part hereof, sets forth as of the date hereof all contracts, licenses or other agreements under which a Grantor has licensed (i) from another party Patents which constitute Collateral (each, a “Third Party Agreement” and collectively, the “Third Party Agreements”), and sets forth the Patents that are covered by each such agreement (collectively, the “Third Party Patents”) and (ii) to another party Patents which constitute Collateral, and sets forth the Patents that are covered by each such agreement. Schedules II and V, each attached hereto and made a part hereof, set forth each of the Patents and Trademarks owned by the Grantors constituting Collateral as of the date hereof. Schedule III, attached hereto and made a part hereof, sets forth all the Pledged Securities as of the date hereof. Schedule IV, attached hereto and made a part hereof, sets forth all the Product Registrations of the Grantors constituting Collateral as of the date hereof.

(b) Each of the contracts, licenses or other agreements set forth on Schedule I is in full force and effect in all material respects and each of the Grantors has in all material respects performed all its respective obligations required to be performed by such Grantor under such agreements, has received no notice of default with respect thereto and, to each of their knowledge, no Grantor nor any other party to such agreements is in default under such agreements in any material respect.

SECTION 3.02. Filings. (a) Fully completed UCC financing statements or other appropriate filings, recordings or registrations containing a description of the Collateral have been filed, or delivered to the Secured Party for filing, in each governmental, municipal or other office in which such filings are necessary to perfect the Security Interest for the benefit of the Secured Party in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements and as set forth in clause (b) below.

(b) Fully executed notices of security interests containing a description of all Collateral consisting of Patents and Trademarks registered with the United States Patent and Trademark Office have been delivered to the Secured Party for filing, registration or recordation, as applicable, with the United States Patent and Trademark Office pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 and the regulations thereunder, as applicable, in order to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Secured Party in respect of all Collateral consisting of Patents and Trademarks in which a security interest may be perfected by such filing, recording or registering in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, prerecording, registering or preregistering is necessary (other than the filing of UCC financing statements as described in clause (a) above, UCC continuation statement or such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Copyrights, Patents and Trademarks (or registration or application for registration thereof) acquired or developed after the date hereof).

SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other applicable law in such jurisdictions, (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and registering or recording of an appropriate notice of security interest with the United States Patent and Trademark Office, as applicable, and (d) a perfected security interest in all Collateral in which a security interest may be perfected by possession or control by the Secured Party, in each case, to the extent required pursuant to the provisions hereof. The Security Interest is and shall be prior to any other Lien on any of the Collateral.

SECTION 3.04. Limitations on and Absence of Other Liens. Except for Permitted Liens, the Collateral is owned by the Grantors free and clear of any Lien. The Grantors have not filed or consented to the filing of (a) any financing statement or analogous document under the

UCC or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or makes any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or (c) any assignment in which any Grantor assigns any Collateral or makes any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office within the Territory, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect.

SECTION 3.05. Chief Executive Office; Change of Name; Jurisdiction of Organization. As of the date hereof, the exact legal name, type of organization, jurisdiction of organization, organizational identification number and chief executive office of each Grantor is indicated next to its name in Schedule 3.05 attached hereto and part a made hereof.

SECTION 3.06. Corporate Names; Prior Transactions. No Grantor has, during the past five (5) years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in Schedule 3.06 attached hereto and made a part hereof.

SECTION 3.07. No Conflicts, Consents, etc. Neither the execution and delivery hereof by each Grantor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violates any Operative Agreement of such Grantor, (ii) violates the terms of any material agreement, contract, indenture, mortgage, deed of trust, lease, license, instrument or other document to which such Grantor is a party and which is material to such Grantor, or by which it is bound or to which any of its properties or assets are subject, (iii) conflicts with any material Requirement of Law applicable to any such Grantor or its property or assets, or (iv) results in or requires the creation or imposition of any Lien upon or with respect to any of the property or assets now owned or hereafter acquired by such Grantor other than the Security Interest. No consent of any party (including, without limitation, equityholders or creditors of such Grantor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the grant of a security interest in or pledge by such Grantor of the Collateral pledged by it pursuant to this Agreement or for the execution, delivery or performance hereof by such Grantor other than as specified in Section 3.02 or those that have been made or obtained. In the event that the Secured Party desires to exercise any remedies, consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Secured Party, such Grantor agrees to use its best efforts to assist and aid the Secured Party to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 3.08. No Infringement. To each Grantor’s knowledge, on and as of the date hereof, (i) there is no infringement, misappropriation or violation by others of any right of such Grantor with respect to any Intellectual Property pledged by such Grantor, (ii) such Grantor’s manufacture, use, sale, offer for sale or importation of the Product in the Territory is not infringing upon, misappropriating, or violating any Intellectual Property of any other Person, and (iii) no proceedings have been instituted or are pending against such Grantor or, to such Grantor’s knowledge, threatened, and no claim against such Grantor has been received by such Grantor, alleging any such infringement, misappropriation or violation.

The Debtor represents and warrants to the Secured Party that:

SECTION 3.09. Pledged Securities. (a) As of the date hereof, the Pledged Securities set forth on Schedule III represent all of the issued and outstanding shares of the capital stock of the Subsidiary Guarantor and 65% of the issued and outstanding shares of the capital stock of the UK Subsidiary;

(b) The Debtor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities, (ii) holds the same free and clear of all Liens, and (iii) has made and will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Securities, other than pursuant hereto; and

(c) The Debtor (i) has the power and authority to pledge the Pledged Securities in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all Persons whomsoever.

ARTICLE IV

Covenants

SECTION 4.01. Change of Name; Location of Collateral; Records; Place of Business. Each Grantor agrees promptly to notify the Secured Party in writing of any change in (i) its corporate name, (ii) the location of its chief executive office or its principal place of business, or (iii) its organizational identification number. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made (or will be made within one (1) business day of such change) under the UCC or otherwise that are required in order for the Secured Party to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral subject to no Liens. The Debtor agrees promptly to notify the Secured Party if any material portion of the Collateral owned or held by the Grantors is damaged or destroyed.

SECTION 4.02. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Secured Party in the Collateral and the priority thereof against any Lien.

SECTION 4.03. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Secured Party may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any filing or other similar fees required in connection with the performance of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party.

SECTION 4.04. Inspection and Verification. The Secured Party and such Persons as the Secured Party may reasonably designate shall have the right, at all reasonable times and upon reasonable notice under the circumstances, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral. Notwithstanding anything to the contrary in this Section 4.04, no Grantor shall be required to disclose, permit the inspection, examination, copying or discussion of, any document, information or other matter that (i) in respect of which disclosure to the Secured Party or its representative is then prohibited by law or any agreement binding on such Grantor or any of its subsidiaries or (ii) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 4.05. Taxes; Encumbrances. At its option, the Secured Party may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by this Agreement, and each Grantor jointly and severally agrees to reimburse the Secured Party on demand for any payment made or any expense incurred by the Secured Party pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.05 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Secured Party to cure or perform, any covenants or other promises of such Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Transaction Documents.

SECTION 4.06. Continuing Obligations of the Grantors. Each Grantor shall observe and perform in all material respects all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Secured Party from and against any and all liability for such performance.

SECTION 4.07. No Other Liens. Except for Permitted Liens, none of the Grantors shall make or permit to be made an assignment for security, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral other than the Security Interest securing the Obligations.

SECTION 4.08. Insurance. Each Grantor shall maintain insurance of the types and in the amounts that such Grantor reasonably believes is adequate for its business against such risks customarily insured against by similarly situated companies, including with respect to the Collateral.

SECTION 4.09. Certain Covenants and Provisions Regarding Patent and Trademark Collateral. (a) Each Grantor agrees that it will not do any act, or omit to do any act, whereby any Patent constituting Collateral which is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by any such Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b) Each Grantor will, for each Trademark constituting Collateral which is material to the conduct of such Grantor’s business, use its commercially reasonable efforts to (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) Each Grantor shall notify the Secured Party as soon as practicable if it knows or has reason to know that any Patent or Trademark constituting Collateral which is material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or similar office of any country within the Territory) regarding such Grantor’s ownership of any such Patent or Trademark, its right to register the same, or to keep and maintain the same.

(d) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent or Trademark (or for the registration of any Trademark) constituting Collateral with the United States Patent and Trademark Office or any office or agency in any political subdivision of the United States or in any other country within the Territory or any political subdivision thereof, unless it promptly informs the Secured Party after such filing and, upon request of the Secured Party, executes and delivers any and all agreements, instruments, documents and papers as the Secured Party may reasonably request to evidence the Secured Party’s security interest in such Patent or Trademark or application therefor, and each Grantor hereby appoints the Secured Party as its attorney-in-fact to execute and file such writings solely for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable while this Agreement is in effect.

(e) Each Grantor will take all necessary steps that are consistent with its reasonable business judgment and the practice in any proceeding before the United States Patent and Trademark Office or any office or agency in any political subdivision of the United States or in any other country within the Territory or any political subdivision thereof, to maintain and pursue each material application relating to the Patents or Trademarks constituting Collateral (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of Trademarks constituting Collateral that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(f) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent or Trademark has been infringed, misappropriated or diluted by a third party in any material respect, such Grantor promptly shall notify the Secured Party and shall, if consistent with such Grantor’s reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

SECTION 4.10. Limitation on Transfer of Pledged Securities. The Subsidiary Guarantor agrees that it will not permit a transfer on the Subsidiary Guarantor’s books and records of any shares of the Pledged Securities without first obtaining the Secured Party’s written consent to such transfer.

SECTION 4.11. Limitation on Encumbrance of Product Registration. The Debtor shall not, nor shall it permit the UK Subsidiary to, grant or permit to exist any Lien (other than Permitted Liens) on the Product Registration No. MAA: EU/1/02/204/001 held by the UK Subsidiary.

ARTICLE V

Remedies

SECTION 5.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Secured Party shall have the right to exercise any and all rights afforded to a secured party under the UCC or other applicable law and to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Secured Party, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the Territory on such terms and conditions and in such manner as the Secured Party shall determine (other than in violation of any then existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and each Grantor agrees to deliver each item of Collateral to the Secured Party on demand. Without limiting the generality of the foregoing, each Grantor agrees that the Secured Party shall have the right, subject to the requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, as the Secured Party shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section, the Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to the Secured Party from any Grantor as a credit against the purchase price, and the Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Secured Party shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Secured Party shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full; provided that the Secured Party shall deliver to the Grantors any monies or Proceeds it receives, from the Grantors or otherwise, on account of the Obligations in excess of such amount required to pay in full the Obligations. As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

SECTION 5.02. Grant of License to Use Intellectual Property. For the purpose of enabling the Secured Party to exercise rights and remedies under this Article at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, in each case subject to the terms and conditions and to the extent allowable under any agreement with a third party pursuant to which such Collateral was initially licensed. For clarity, while an Event of Default exists and to the extent necessary to satisfy the Obligations, the Grantors hereby grant to the Secured Party, a sublicense under all of Grantor’s interest in the Third Party Patents (and any and all associated Intellectual Property), to the extent allowed pursuant the Third Party Agreements and subject to the terms and conditions therein, solely as required for the manufacture, sale, offer for sale, use or importation of Products in the Territory. The use of such license by the Secured Party shall be exercised, at the option of the Secured Party, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Secured Party in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default. Notwithstanding the foregoing, the Secured Party hereby covenants and agrees only to exercise the rights set forth in this Section 5.02 above solely in the event of an ongoing Event of Default and to the extent necessary for the manufacture, sale, offer for sale, use or importation of Products in the Territory as required satisfy the Obligations.

SECTION 5.03. Secured Party Appointed Attorney-in-Fact. Each Grantor hereby appoints the Secured Party the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest while this Agreement is in effect.

ARTICLE VI

Miscellaneous

SECTION 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.6 of the Financing Agreement.

SECTION 6.02. Security Interest Absolute. All rights of the Secured Party hereunder, the Security Interest, and all obligations of the Grantors hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any other Transaction Document, any agreement with respect to any of the Obligations, or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any other Transaction Document or any other agreement or instrument, (c) any exchange, release or nonperfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guaranty, securing or guarantying all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 6.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or the Financing Agreement shall be considered to have been relied upon by the Secured Party and shall survive the payment of any amounts or supply of any services by the Secured Party to the Grantors, regardless of any investigation made by the Secured Party or on its behalf, and shall continue in full force and effect until this Agreement shall terminate.

SECTION 6.04. Binding Effect. This Agreement shall become effective as to each Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Secured Party and a counterpart hereof shall have been executed on behalf of the Secured

Party, and thereafter shall be binding upon such Grantor and the Secured Party and their respective successors and assigns, and shall inure to the benefit of such Grantor and the Secured Party and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer any of its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be null and void) except as expressly permitted by the Financing Agreement.

SECTION 6.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Secured Party that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns, except as specified in Section 6.04.

SECTION 6.06. Governing Law. This Agreement shall be subject to the laws of the State of Washington, as applied to agreements executed and performed entirely in Washington, without regard to conflicts of law rules.

SECTION 6.07. Waivers; Amendment; Several Agreement. (a) No failure or delay of the Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Party hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Transaction Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Secured Party and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply.

(c) This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 6.08. Dispute Resolution. (a) Any dispute, controversy or claim arising under, out of or in connection with this Agreement, including any subsequent amendments, or the validity, enforceability, construction, performance or breach hereof shall be first be submitted to the chief executive officers (or a senior executive direct report) of Debtor and Secured Party for attempted resolution. In such case, the chief executive officers (or their designees) shall meet as soon as practicable, as reasonably requested by either Party to discuss such dispute.

(b) If any dispute is not resolved within thirty (30) days after submission of such dispute for resolution under Section 6.08(a), either Party may at any time thereafter provide the other Party written notice specifying such dispute in reasonable detail and notifying the other Party of its decision to institute arbitration proceedings pursuant to this Section 6.08(b). In such case such dispute shall be finally settled under the rules set forth in the Commercial Dispute Resolution Procedures of the Arbitration of American Arbitration Association (the “Rules”) then in force on the date of commencement of the arbitration by three (3) arbitrators appointed in accordance with those Rules; provided however if the Parties mutually agree, such arbitration may be conducted by a single mutually agreeable arbitrator. The award rendered shall be final and binding on the Parties. Judgment upon the award may be entered in any court having jurisdiction. The place of arbitration shall be in San Francisco, California. The law of the State of Washington shall be applied as set forth in Section 6.06. The costs of any arbitration, including administrative fees and fees of the arbitrators, shall be shared equally by the Parties, unless otherwise specified by the arbitrators. Each Party shall bear the cost of its own attorneys’ and expert fees; provided that the arbitrators may in their discretion award to the prevailing Party the costs and expenses incurred by the prevailing Party in connection with the arbitration proceeding.

SECTION 6.09. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions to be replaced thereby. It is understood and agreed among the parties that this Agreement shall create separate security interests in the Collateral securing the Obligations as provided in Section 2.01, and that any determination by any court with jurisdiction that the security interest securing any Obligation is invalid for any reason shall not in and of itself invalidate the Security Interest securing any other Obligations hereunder.

SECTION 6.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract and shall become effective as provided in Section 6.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6.11. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.12. Termination. This Agreement and the Security Interest (i) shall terminate when all the Obligations have been indefeasibly satisfied in full (at which time the Secured Party shall return the Pledged Securities to the Debtor and shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC termination statements and similar documents which the Grantors shall reasonably request to evidence such termination) and (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment in respect of any Obligation is rescinded or must otherwise be restored by the Secured Party upon any bankruptcy or reorganization of any Grantor or otherwise. Any execution and delivery of termination statements or documents pursuant to this Section 6.12 shall be without recourse to or warranty by the Secured Party.

[Remainder of page intentionally left blank. Signature page follows.]

[Signature page to Security Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CELL THERAPEUTICS, INC.

By:	/s/ James Bianco
Name:	James Bianco
Title:	President & CEO

POLARX BIOPHARMACEUTICALS, INC.

By:	/s/ James Bianco
Name:	James Bianco
Title:	President

PHARMABIO DEVELOPMENT INC.

By:	/s/ William O. Robb
Name:	William O. Robb
Title:	Vice President

SCHEDULE I

CONTRACT RIGHTS

Cell Therapeutics, Inc.

1.	Agreements under which Patents are licensed from another party:

•	Cross-License Agreement, entered into as of December 13, 2002, by and between Cell Therapeutics, Inc. and CTI Technology, Inc.

•	Patents covered:

•	Patents constituting Collateral

•	Sublicense Agreement, entered into as of December 13, 2002, by and between Cell Therapeutics, Inc. and PolaRx Biopharmaceuticals, Inc.

•	Patents covered:

•	Patents under the SKI Agreement

2.	Agreements under which Patents are licensed to another party:

•	Cross-License Agreement, entered into as of December 13, 2002, by and between Cell Therapeutics, Inc. and CTI Technology, Inc.

•	Patents covered:

•	Patents constituting Collateral

PolaRx Biopharmaceuticals, Inc.

1.	Agreements under which Patents are licensed from another party:

•	License Agreement, effective as of May 24, 1999, by and between Samuel Waxman Cancer Research Foundation and PolaRx Biopharmaceuticals, Inc.

•	Patents covered:

•	U.S. Patent No. 6,720,011

•	USSN 10/715,166 Filed November 17, 2003

•	Exclusive License Agreement, effective as of February 9, 1998, by and between Sloan-Kettering Institute for Cancer Research and PolaRx Biopharmaceuticals, Inc.

•	Patents covered:

•	U.S. Patent No. 6,723,351

•	U.S. Patent No. 6,770,304

•	U.S. Patent Publication No. 20040157182

•	U.S. Patent Publication No. 20040146583

•	U.S. Patent Publication No. 20040146582

•	U.S. Patent Publication No. 20040146581

•	U.S. Patent Publication No. 20040146580

•	U.S. Patent Publication No. 20040146579

•	U.S. Patent Publication No. 20040146578

•	U.S. Patent Publication No. 20040146577

•	U.S. Patent Publication No. 20040146576

•	U.S. Patent Publication No. 20040146575

•	U.S. Patent Publication No. 20040146574

•	U.S. Patent Publication No. 20040146573

•	U.S. Patent Publication No. 20040146572

•	U.S. Patent Publication No. 20040146571

•	U.S. Patent Publication No. 20040146570

•	U.S. Patent Publication No. 20040146569

•	U.S. Patent Publication No. 20040146568

•	European Patent Application Publication No. EP01037625A1

2.	Agreements under which Patents are licensed to another party:

•	Sublicense Agreement, entered into as of December 13, 2002, by and between Cell Therapeutics, Inc. and PolaRx Biopharmaceucticals, Inc.

•	Patents covered:

•	Patents under the SKI Agreement

SCHEDULE II

PATENTS

UNITED STATES PATENTS GRANTED:

None.

UNITED STATES PATENT APPLICATIONS:

COUNTRY	OWNER	TITLE	APP. NO.	APP. DATE	STATUS
U.S.	PolaRx Biophar-maceuticals, Inc.	COMPOSITIONS AND METHODS FOR THE TREATMENT OF PRIMARY AND METASTATIC NEOPLASTIC DISEASES USING ARSENIC COMPOUNDS	10/789,628	2/27/2004	Filed

U.S.	PolaRx Biophar-maceuticals, Inc.	COMPOSITIONS AND METHODS FOR THE TREATMENT OF PRIMARY AND METASTATIC NEOPLASTIC DISEASES USING ARSENIC COMPOUNDS	10/698,625	11/3/2003	Filed

U.S.	PolaRx Biophar-maceuticals, Inc.	COMPOSITIONS AND METHODS FOR THE TREATMENT OF PRIMARY AND METASTATIC NEOPLASTIC DISEASES USING ARSENIC COMPOUNDS	10/776,504	2/12/2004	Filed

U.S.	PolaRx Biophar-maceuticals, Inc.	COMPOSITIONS AND METHODS FOR THE TREATMENT OF PRIMARY AND METASTATIC NEOPLASTIC DISEASES USING ARSENIC COMPOUNDS	10/789,604	2/27/2004	Filed

U.S.	PolaRx Biophar-maceuticals, Inc.	COMPOSITIONS AND METHODS FOR THE TREATMENT OF PRIMARY AND METASTATIC NEOPLASTIC DISEASES USING ARSENIC COMPOUNDS	10/640,403	8/14/2003	Filed

U.S.	PolaRx Biophar-maceuticals, Inc.	COMPOSITIONS AND METHODS FOR THE TREATMENT OF PRIMARY AND METASTATIC NEOPLASTIC DISEASES USING ARSENIC COMPOUNDS	10/640,399	8/14/2003	Filed

U.S.	PolaRx Biophar-maceuticals, Inc.	COMPOSITIONS AND METHODS FOR THE TREATMENT OF PRIMARY AND METASTATIC NEOPLASTIC DISEASES USING ARSENIC COMPOUNDS	10/649,944	8/28/2003	Filed

U.S.	PolaRx Biophar-maceuticals, Inc.	COMPOSITIONS AND METHODS FOR THE TREATMENT OF PRIMARY AND METASTATIC NEOPLASTIC DISEASES USING ARSENIC COMPOUNDS	10/649,776	8/28/2003	Filed

U.S.	PolaRx Biophar-maceuticals, Inc.	COMPOSITIONS AND METHODS FOR THE TREATMENT OF PRIMARY AND METASTATIC NEOPLASTIC DISEASES USING ARSENIC COMPOUNDS	09/173,531	10/15/1998	Filed

FOREIGN PATENTS GRANTED (WITHIN THE TERRITORY):

COUNTRY	OWNER	TITLE	APP. NO.	APP. DATE	STATUS
Turkey	PolaRx Biophar-maceuticals, Inc.	COMPOSITIONS AND METHODS FOR THE TREATMENT OF PRIMARY AND METASTATIC NEOPLASTIC DISEASES USING ARSENIC COMPOUNDS	2000/1959	10/15/1998	Granted – Patent No. TR 2000 01959B

FOREIGN PATENT APPLICATIONS (WITHIN THE TERRITORY):

COUNTRY	OWNER	TITLE	APP. NO.	APP. DATE	STATUS
European Patent Convention	PolaRx Biophar-maceuticals, Inc.	COMPOSITIONS AND METHODS FOR THE TREATMENT OF PRIMARY AND METASTATIC NEOPLASTIC DISEASES USING ARSENIC COMPOUNDS	98953552.1	10/15/1998	Filed

European Patent Convention	PolaRx Biophar-maceuticals, Inc.	COMPOSITIONS AND METHODS FOR THE TREATMENT OF PRIMARY AND METASTATIC NEOPLASTIC DISEASES USING ARSENIC COMPOUNDS	03029713.9	10/15/1998	Filed

European Patent Convention	PolaRx Biophar-maceuticals, Inc.	COMPOSITIONS AND METHODS FOR THE TREATMENT OF PRIMARY AND METASTATIC NEOPLASTIC DISEASES USING ARSENIC COMPOUNDS	04007847.9	10/15/1998	Filed

European Patent Convention	PolaRx Biophar-maceuticals, Inc.	COMPOSITIONS AND METHODS FOR THE TREATMENT OF PRIMARY AND METASTATIC NEOPLASTIC DISEASES USING ARSENIC COMPOUNDS	03019594.5	10/15/1998	Filed

European Patent Convention	PolaRx Biophar-maceuticals, Inc.	COMPOSITIONS AND METHODS FOR THE TREATMENT OF PRIMARY AND METASTATIC NEOPLASTIC DISEASES USING ARSENIC COMPOUNDS	03019595.2	10/15/1998	Filed

European Patent Convention	PolaRx Biophar-maceuticals, Inc.	COMPOSITIONS AND METHODS FOR THE TREATMENT OF PRIMARY AND METASTATIC NEOPLASTIC DISEASES USING ARSENIC COMPOUNDS	03019629.9	10/15/1998	Filed

European Patent Convention	PolaRx Biophar-maceuticals, Inc.	COMPOSITIONS AND METHODS FOR THE TREATMENT OF PRIMARY AND METASTATIC NEOPLASTIC DISEASES USING ARSENIC COMPOUNDS	03019628.1	10/15/1998	Filed

SCHEDULE III

PLEDGED SECURITIES

Guarantor Subsidiary

•	All shares of capital stock, par value $0.001 per share, of PolaRx Biopharmaceuticals, Inc., all of which are owned by Cell Therapeutics, Inc.

UK Subsidiary

•	65% of shares of capital stock, par value £1 per share, of Cell Therapeutics (UK) Limited, all of which are owned by Cell Therapeutics, Inc.

SCHEDULE IV

PRODUCT REGISTRATIONS

Cell Therapeutics, Inc.

•	IND: 55,291 IND Filed 5 Feb 98

  Owner: Cell Therapeutics, Inc. (CTI)

•	NDA: 21-248 Approved for marketing 25 Sep 00

  Owner: Cell Therapeutics, Inc. (CTI)

PolaRx Biopharmaceuticals, Inc.

•	None.

SCHEDULE V

TRADEMARKS

UNITED STATES TRADEMARK REGISTRATIONS:

COUNTRY	OWNER	MARK	APP. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
U.S.	Cell Therapeutics, Inc.	TRISENOX	76/033,973	4/26/2000	2,509,161	11/20/2001	Registered

UNITED STATES TRADEMARK APPLICATIONS:

None.

FOREIGN TRADEMARK REGISTRATIONS (WITHIN THE TERRITORY):

COUNTRY	OWNER	MARK	APP. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
Community Trademark	Cell Therapeutics, Inc.	TRISENOX	1,921,550	10/25/2000	1,921,550	5/13/2002	Registered

Community Trademark	Cell Therapeutics, Inc.	TRISENOX (and design)	2,435,956	11/2/2001	2,435,956	11/2/2001	Registered

Iceland	Cell Therapeutics, Inc.	TRISENOX	3663	4/26/2000	250/2001	3/1/2001	Registered

Norway	Cell Therapeutics, Inc.	TRISENOX	2000-12494	10/16/2000	208,876	6/7/2001	Registered

Switzerland	Cell Therapeutics, Inc.	TRISENOX	12775/2000	10/25/2000	484030	4/25/2001	Registered

FOREIGN TRADEMARK APPLICATIONS (WITHIN THE TERRITORY):

COUNTRY	OWNER	MARK	APP. NO.	APP. DATE	STATUS
Croatia	Cell Therapeutics, Inc.	TRISENOX	TBD	6/21/2004	Cell Therapeutics, Inc.

SCHEDULE 3.05

NAME, LOCATION, ETC.

Cell Therapeutics, Inc.

Legal Name: Cell Therapeutics, Inc.

Type of Organization: Corporation

Jurisdiction of Organization: Washington

Organizational Identification Number: 601339038

Chief Executive Office: 501 Elliott Avenue West, Suite 400, Seattle, WA 98119

PolaRx Biopharmaceuticals, Inc.

Legal Name: PolaRx Biopharmaceuticals, Inc.

Type of Organization: Corporation

Jurisdiction of Organization: Delaware

Organizational Identification Number: 2720482

Chief Executive Office: 501 Elliott Avenue West, Suite 400, Seattle, WA 98119

SCHEDULE 3.06

PRIOR NAMES

Cell Therapeutics, Inc.

None.

PolaRx Biopharmaceuticals, Inc.

None.